Reed’s Inc. and Full Sail Brewing Partner to Launch Reed’s Ready-to-Drink Craft

Ginger Mules

Partnership leverages Reed’s authentic Ginger Beer market leadership and Full Sail Brewing’s award-winning brewing and distribution capabilities

NORWALK, CT and HOOD RIVER, OR, October 15, 2019 (GLOBE NEWSWIRE) — Reed’s Inc. (Nasdaq: REED), owner of the nation’s leading portfolio of handcrafted, all-natural beverages and Full Sail Brewing Co. (“Full Sail”), Oregon’s award-winning craft brewer, today announced entry into agreements for the development, marketing and distribution of ready-to-drink Reed’s Craft Ginger Mules, which come in two flavors: Classic and Zero Sugar. These new products will deliver to consumers authentic Craft Ginger Mules made with real, quality ingredients in convenient, take-anywhere cans.

Reed’s Chairman of the Board and Interim Chief Executive Officer John Bello commented, “This agreement provides Reed’s with Full Sail’s focused product development, production and sales and marketing capabilities to drive national success, while allowing the Reed’s team to remain focused on the expanded production and distribution of its core non-alcoholic brands. Like all of Reed’s products, the new canned Reed’s Craft Ginger Mule and Reed’s Zero Sugar Classic Mule will be made with only real, quality ingredients including, of course, real ginger.”

Full Sail Chief Executive Officer Cory Comstock said, “The new Reed’s Craft Ginger Mules will leverage Reed’s brand recognition along with our brewing capabilities, developing an authentic Ginger Mule profile.”

Neal Cohane, Reed’s Senior Vice President of Sales, commented, “Traditionally, to enjoy an excellent Ginger Mule, one would need to either order at a bar or mix one at home. Now, with the Reed’s Craft Ginger Mules, a tasty beverage crafted with real, quality ingredients is as easy as opening a can at home, at the beach, or at an event.”

About Reed’s, Inc.:

Established in 1989, Reed’s is America’s best-selling Ginger Beer brand and has been the leader and innovator in the Ginger Beer category for decades. Virgil’s is America’s best-selling independent, full line of natural craft sodas. The Reed’s Inc. portfolio is sold in over 35,000 retail doors nationwide. Reed’s Ginger Beers are unique due to the proprietary process of using fresh ginger root combined with a Jamaican inspired recipe of natural spices and fruit juices. The Company uses this same handcrafted approach in its award-winning Virgil’s line of great tasting, bold flavored craft sodas.

For more information about Reed’s, please visit the Company’s website at: http://www.drinkreeds.com or call 800-99-REEDS. Follow Reed’s on Twitter, Instagram, and Facebook @drinkreeds.

For more information about Virgil’s, please visit Virgil’s website at: http://www.virgils.com. Follow Virgil’s on Twitter and Instagram @drinkvirgils and on Facebook @drinkvirgilssoda.

About Full Sail Brewing Co.

Perched on a bluff in Hood River, Oregon, overlooking the mighty Columbia River’s epic wind and kite surfing and the snow-capped volcanic peak of Mt. Hood, Full Sail is a true craft-brewing pioneer. Since 1987, Full Sail has been pouring pure Mt. Hood water, local ingredients and responsible processes into each and every pint. Full Sail’s brews and sustainable practices have garnered more than 300 national and international awards, including more than 200 gold medals and Beverage World’s “Craft Brewer of the Year” distinction. From Full Sail Amber and Session Lager to the latest Full Sail Hop-Infused Atomizer, Full Sail consistently strives to brew complex, balanced and ridiculously tasty beers. Learn more at www.fullsailbrewing.com, on Instagram @fullsailbrewing, and on Facebook @FullSailBrewingCo.

Forward-looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of these forward-looking statements include statements concerning the advantages of entering into the manufacturing and distribution and recipe development agreements with Full Sail. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in Reed’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Reed’s Annual Report on Form 10-K for the year ended December 31, 2018 and its other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Reed’s undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

CONTACT:

Investor Relations

Scott Van Winkle, ICR

Or (617) 956-6736

Email: ir@reedsinc.com

www.reedsinc.com